Exhibit 23
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 of Flamel Technologies, dated October 5, 2006 (No. 333-137844), May 31, 2006 (No. 333-134638), January 6, 2004 (No. 333-111725), October 14, 2003 (No. 333-109693) and September 15, 2000 (No. 333-12542), of our report dated April 27 2007, with respect to the consolidated financial statements of Flamel Technologies included in this annual report under Form 20-F for the year ended December 31, 2006.
ERNST & YOUNG Audit
Represented by
Jean-Luc Desplat
April, 27 2007, Lyon, France